First Quarter 2021 Financial Results Exhibit 99.2

  Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.   Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters,  pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission (SEC).   Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise. Forward–Looking Statements 2

Financial Highlights Performance reflects continued balance sheet growth and strong credit quality Source: Company reports (1) For Non-GAAP measures, please refer to the Earnings Release dated April 27, 2021 and the Consolidated Financial Information, Footnote 8 – Non-GAAP Financial Measures 3 Loans Held for Investment (HFI), excluding Paycheck Protection Program (PPP) loans, increased $159.2 million, or 1.6%, linked quarter and $415.8 million, or 4.3%, Y-o-Y During the first quarter, originated 4,774 loans totaling $301.5 million (net of $16.5 million in deferred fees and costs) through SBA’s Paycheck Protection Program Earnings Drivers Insurance and wealth management businesses experienced linked-quarter revenue growth 22.1% and 7.4%, respectively Mortgage banking revenue totaled $20.8 million, reflecting tighter spreads and reduced gains on sale of mortgage loans Profitable Revenue Generation Adjusted noninterest expense(1) totaled $120.2 million in the first quarter, up 0.5% linked-quarter reflecting increases in payroll taxes and performance-based commissions Continued branch realignment with closing of seven branches and opening two branches in first quarter Expense Management Recoveries exceeded charge-offs by $2.4 million Loans remaining under a COVID-19 related concession represented approximately 28 basis points of loans HFI at March 31, 2021 Provision for credit losses was a negative $10.5 million driven by decreases in quantitative reserves as a result of an improving economic forecast Credit Quality Maintained strong capital levels with CET1 ratio of 11.71% and total risk-based capital ratio of 14.07% During first quarter, repurchased $4.2 million, or approximately 145 thousand of its outstanding common shares; on March 31, 2021, had $95.8 million remaining for the repurchase program, which expires on December 31, 2021 Board of Directors declared quarterly cash dividend of $0.23 per share Capital Management

Loans Held for Investment (LHFI) Portfolio Focus on profitable, credit-disciplined loan growth continued Source: Company reports (1) Percentages may not sum to 100% due to rounding. (2) During the first quarter of 2020, Trustmark reclassified $72.6 million of acquired loans to loans held for investment with the adoption of FASB ASC Topic 326. Reflects change excluding acquired loan reclass. Trustmark has no loan exposure in which the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves Total energy-related sector exposure of $324 million with outstanding balances of $106 million – representing 1.07% of total LHFI – at March 31, 2021 At March 31, 2021, nonaccrual energy-related loans represented 9.4% of outstanding energy-related loans and 10 basis points of outstanding LHFI Dollar Change: $159 $92(2) $188 $(23) 4

Real Estate Secured Loan Portfolio Detail 5 Source: Company reports (1) Multi-Family is included in Other Real Estate Secured Loans in Financials Focus on vertical construction with limited exposure to unimproved land and development Well-diversified product and geographical mix Balanced between non-owner and owner-occupied portfolios Virtually no REIT outstandings ($12.2 million)

Commercial Loan Portfolio Detail 6 Source: Company reports Well-diversified portfolio with no single category exceeding 10% Small energy book and has never been an area of focused growth Virtually no regulatory defined higher risk commercial and industrial outstanding ($11 million) Portfolio includes commercial, financial intermediaries, agriculture production and non-profits

COVID-19 Impacted Industries 7 At March 31, 2021

Allowance for Credit Losses Source: Company reports Does not include allowance for off balance sheet credit exposures Totals may not foot due to rounding 8 ($ in millions) Quantitative changes due to significant improvement of the macroeconomic forecast Qualitative changes including net effects of the COVID-19 pandemic All other changes including individually analyzed reserves, prepayment studies, loan growth, etc. ACL 12/31/20 ACL 03/31/21

Credit Risk Management Solid asset quality metrics Allowance for credit losses represented 1.09% of loans held for investment and 437.08% of nonaccrual loans, excluding individually evaluated loans Other real estate declined $1.0 million from the previous quarter and $14.2 million year-over-year Recoveries exceeded charge-offs by $2.4 million in the first quarter Source: Company reports Note: Unless noted otherwise, credit metrics exclude acquired loans, PPP loans and other real estate covered by FDIC loss-share agreement (1) NPLs excludes individually evaluated loans 9

Paycheck Protection Program (PPP) Source: Company reports (1) Does not include loans that have been funded and paid off at 03/31/21 10

Attractive, Low-Cost Deposit Base Deposits totaled $14.4 billion at March 31, 2021, up $334.7 million, or 2.4%, linked-quarter, and up $2.8 billion, or 24.3%, year-over-year. Cost of interest-bearing deposits in the first quarter totaled 0.22%, down 5 basis points from the prior quarter Source: Company reports (1) Percentages may not sum to 100% due to rounding. (2) Above does not include the daily sweep between low transaction interest checking to savings for regulatory purposes. 11

Income Statement Highlights – Net Interest Income Net interest income (FTE) totaled $105.2 million, resulting in a net interest margin of 2.81% in the first quarter. The net interest margin, excluding PPP loans and Federal Reserve Bank balance, totaled 2.99% for the quarter, a 10-basis point decrease from the fourth quarter of 2020. Source: Company reports (1) Totals may not foot due to rounding (2) Loan Yield excludes PPP 12

Income Statement Highlights – Noninterest Income Source: Company reports (1) Totals may not foot due to rounding Noninterest income totaled $60.6 million for the first quarter, a decrease of $5.5 million linked-quarter and $4.7 million year-over-year. The linked-quarter increase in insurance, wealth management and bank card revenue was more than offset by declines in mortgage banking revenue and service charges on deposit accounts. For the first quarter, insurance revenue totaled $12.4 million, a $2.2 million increase from the prior quarter and a $895 thousand increase from the previous year primarily due to growth in property & casualty commissions. Wealth management revenue for the first quarter totaled $8.4 million, an increase of $578 thousand linked-quarter and relatively unchanged from the prior year. 13

Income Statement Highlights – Mortgage Banking Source: Company reports (1) Totals may not foot due to rounding Mortgage banking revenue totaled $20.8 million in the first quarter of 2021, a $7.4 million decrease linked-quarter and $6.7 million decrease year-over year. Mortgage loan production in the first quarter totaled $766.6 million, a seasonal decrease of 2.8% from the prior quarter and a 67.7% increase year-over-year. Retail production represented 75.0% of volume, or $575.0 million, in the first quarter. 14

Income Statement Highlights – Noninterest Expense Source: Company reports (1) Totals may not foot due to rounding (2) For Non-GAAP measures, please refer to the Earnings Release dated April 27, 2021 and the Consolidated Financial Information, Footnote 8 – Non-GAAP Financial Measures Noninterest expense - totaled $112.2 million in the first quarter, down 5.6% from the prior quarter. Adjusted noninterest expense(2) – totaled $120.2 million in the first quarter, up $629 thousand from the prior quarter. Salaries and benefits increased $1.5 million linked-quarter mainly due to payroll taxes and increases for performance-based commissions. Services and fees increased by $157 thousand from the prior quarter; net occupancy-premises increased $179 thousand linked-quarter. Credit loss expense related to off-balance sheet credit exposures was a negative $9.4 million for the first quarter of 2021, which reflects the improvement of macroeconomic factors that are used in determining the necessary reserves for off-balance sheet credit exposures. Other real estate expense totaled $324 thousand for the first quarter compared to a negative $812 thousand for the fourth quarter of 2020, which reflects lower net gains on sale of other real estate 15

Capital Management Solid capital position reflects consistent profitability of diversified financial services businesses Capital position remained strong with a CET1 ratio of 11.71% and a total risk-based capital ratio of 14.07% at March 31, 2021 Trustmark repurchased $4.2 million, or approximately 145 thousand of its common shares, during the first quarter. At March 31, 2021, Trustmark had $95.8 million in remaining authority under its existing stock repurchase program, which expires December 31, 2021. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2021, to shareholders of record on June 1, 2021 Source: Company reports (1) Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital. 16

Trustmark Corporation Diversified financial services company headquartered in Jackson, MS, offering banking, wealth management, and risk management solutions in 181 locations throughout the Southeast U.S. Our vision is to be a premier financial services provider in our marketplace. Our mission is to achieve outstanding customer satisfaction by providing banking, wealth management, and risk management solutions through superior sales and service, utilizing excellent people, teamwork, and diversity, while meeting our corporate financial goals. 17 Who We Are Strategic Priorities to Enhance Shareholder Value Our Footprint